Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

SALLIE MAE REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

First-Quarter GAAP Net Income Attributable to Common Stock of $154 Million
($0.35 Per Diluted Share)

Private Education Loan Originations of $2.1 Billion

First-Quarter “Core Earnings” Net Income Attributable to Common Stock of $151 Million
($0.34 Per Diluted Share)

NEWARK, Del., April 17, 2019 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released first-quarter 2019 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.Salliemae.com/investors.

Sallie Mae will host an earnings conference call tomorrow, April 18, 2019, at 8 a.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. To participate, dial 877-356-5689 (USA and Canada) or 706-679-0623 (international) and use access code 6146726 starting at 7:45 a.m. ET. A replay of the conference call will be available approximately two hours after the call’s conclusion and will remain available through May 2, 2019, by dialing 855-859-2056 (USA and Canada) or 404-537-3406 (international) with access code 6146726.

A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors.

***

Sallie Mae (Nasdaq: SLM) is the nation’s saving, planning, and paying for college company. Whether college is a long way off or just around the corner, Sallie Mae offers products that promote responsible personal finance, including private education loans, free scholarship search tools, free college financial planning tools, and online retail banking. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Media Contact:
Rick Castellano, 302-451-2541, rick.castellano@salliemae.com

Investor Contact:
Brian Cronin, 302-451-0304, brian.cronin@salliemae.com

Sallie Mae Reports First-Quarter 2019 Financial Results
First-Quarter GAAP Net Income Attributable to Common Stock of $154 Million ($0.35 Per Diluted Share)
Private Education Loan Originations of $2.1 Billion
First-Quarter “Core Earnings” Net Income Attributable to Common Stock of $151 Million ($0.34 Per Diluted Share)

“Students and families are making a conscious effort to build a better future by investing in higher education, and they consistently trust Sallie Mae to help them responsibly finance that investment. We begin 2019 with another strong quarter highlighted by continued growth in our private student loan business with an eye toward enhancements and innovations in the customer experience that will further solidify our position as the market leader. This year also marks our five-year anniversary as a stand-alone consumer bank and begins our next chapter with a renewed brand purpose, customer-centric vision, and diversified products to meet the evolving needs of our customers. And while creating life-long relationships with customers, we also continue to provide value to our stockholders through excellent returns, our common stock dividend, and repurchase program.”

Raymond J. Quinlan, Chairman and CEO, Sallie Mae

First-Quarter 2019 Highlights vs. First-Quarter 2018 Highlights

•	Net interest income of $402 million, up 21 percent.

•	Net interest margin of 6.28 percent, up 11 basis points.

•	Private education loan originations of $2.1 billion, up 8 percent.

•	Average private education loans outstanding of $21.7 billion, up 16 percent.

•	Average yield on the private education loan portfolio was 9.50 percent, up 66 basis points.

•	Private education loan provision for loan losses was $42 million, unchanged.

•	Private education loans in forbearance were 3.8 percent of private education loans in repayment and forbearance, up from 3.5 percent.

•	Private education loan delinquencies as a percentage of private education loans in repayment were 2.5 percent, unchanged.

•	Personal loans outstanding of $1.1 billion, up 66 percent.

•	Average personal loans outstanding of $1.2 billion, up from $529 million.

•	Average yield on the personal loan portfolio was 11.81 percent, up 117 basis points.

GAAP Diluted EPS	Non-GAAP “Core Earnings” Diluted EPS(1)	Private Education Loan Originations	Non-GAAP Operating Efficiency Ratio(2)	Total Education Loan Assets	Common Equity Tier 1 Risk-Based Capital
1Q19 - $0.35	1Q19 - $0.34	1Q19 - $2.1 billion	1Q19 - 33.8%	Mar. 31, 2019 - $22.4 billion	Mar. 31, 2019 - 11.9%

Guidance

The Company expects 2019 results to be as follows:

•	Full-year diluted “Core Earnings” per share: $1.23 - $1.26.

•	Full-year Private Education Loan originations of $5.7 billion.

•	Full-year non-GAAP operating efficiency ratio: 35 percent - 36 percent.

Investor Contact: Brian Cronin, 302-451-0304 brian.cronin@salliemae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@salliemae.com

Quarterly Financial Highlights

	1Q 2019	4Q 2018	1Q 2018
Income Statement ($ millions)
Total interest income	$566	$538	$437
Total interest expense	164	155	104
Net interest income	402	383	333
Less: provisions for credit losses	64	58	54
Total non-interest income	16	13	13
Total non-interest expenses	140	146	125
Income tax expense	56	45	41
Net income	158	147	126
Preferred stock dividends	4	4	3
Net income attributable to common stock	154	143	123
“Core Earnings” adjustments to GAAP(1)	(3)	(5)	(3)
Non-GAAP “Core Earnings” net income attributable to common stock(1)	151	138	120

Ending Balances ($ millions)
Private Education Loans, net	$21,577	$20,295	$18,601
FFELP Loans, net	829	848	909
Personal Loans, net	1,093	1,128	657
Deposits	19,664	18,943	16,499
-Brokered	10,576	10,295	8,571
-Retail and other	9,088	8,648	7,928

Key Performance Metrics
Net interest margin	6.28%	6.11%	6.17%
Yield - Total interest-earning assets	8.85%	8.59%	8.11%
-Private Education Loans	9.50%	9.34%	8.84%
-Personal Loans	11.81%	11.60%	10.64%
Cost of Funds	2.81%	2.71%	2.14%
Non-GAAP Operating Efficiency Ratio(2)	33.8%	37.6%	36.5%
Return on Assets (“ROA”)	2.4%	2.2%	2.2%
Non-GAAP “Core Earnings” ROA(3)	2.3%	2.2%	2.2%
Return on Common Equity (“ROCE”)	23.9%	22.6%	23.2%
Non-GAAP “Core Earnings” ROCE(4)	23.4%	21.8%	22.7%

Per Common Share
GAAP diluted earnings per common share	$0.35	$0.33	$0.28
Non-GAAP “Core Earnings” diluted earnings per common share(1)	$0.34	$0.31	$0.27
Average common and common equivalent shares outstanding (millions)	438	440	439

Footnotes:

(1) Sallie Mae provides “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between “Core Earnings” and GAAP net income is driven by mark-to-market unrealized gains and losses on derivative contracts recognized in GAAP, but not in “Core Earnings” results. See the “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and “Core Earnings.” “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-market valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. For periods prior to July 1, 2018, “Core Earnings” also exclude the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP, net of tax. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our non-GAAP operating efficiency ratio as the ratio of (a) the total non-interest expense numerator to (b) the net revenue denominator (which consists of the sum of net interest income, before provision for credit losses, and non-interest income, excluding any gains and losses on sales of loans and securities, net and the net impact of derivative accounting as defined in the “‘Core Earnings’ to GAAP Reconciliation” table in this press release). This ratio provides useful information to investors because it is a measure used by our management team to monitor our effectiveness in managing operating expenses. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from our ratio. Accordingly, our non-GAAP operating efficiency ratio may not be comparable to similar measures used by other companies.

(3) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“ROA”) as the ratio of (a) “Core Earnings” net income numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“ROCE”) as the ratio of (a) “Core Earnings” net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

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This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to, the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2018 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 28, 2019) and subsequent filings with the SEC; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents and cyberattacks and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting and restructuring initiatives and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of the our earning assets versus our funding arrangements; rates of prepayments on the loans that we make or acquire; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$2,156,257	$2,559,106
Available-for-sale investments at fair value (cost of $211,049 and $182,325, respectively)	207,907	176,245
Loans held for investment (net of allowance for losses of $358,325 and $341,121, respectively)	23,498,386	22,270,919
Restricted cash	153,552	122,789
Other interest-earning assets	31,921	27,157
Accrued interest receivable	1,299,496	1,191,981
Premises and equipment, net	130,536	105,504
Income taxes receivable, net	—	41,570
Tax indemnification receivable	43,124	39,207
Other assets	92,446	103,695
Total assets	$27,613,625	$26,638,173

Liabilities
Deposits	$19,663,986	$18,943,158
Long-term borrowings	4,476,406	4,284,304
Income taxes payable, net	7,011	—
Upromise member accounts	203,780	213,104
Other liabilities	214,908	224,951
Total liabilities	24,566,091	23,665,517

Commitments and contingencies

Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 4 million and 4 million shares issued, respectively, at stated value of $100 per share	400,000	400,000
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 453.3 million and 449.9 million shares issued, respectively	90,666	89,972
Additional paid-in capital	1,290,683	1,274,635
Accumulated other comprehensive income (net of tax expense of $704 and $3,436, respectively)	2,177	10,623
Retained earnings	1,480,718	1,340,017
Total SLM Corporation stockholders’ equity before treasury stock	3,264,244	3,115,247
Less: Common stock held in treasury at cost: 20.9 million and 14.2 million shares, respectively	(216,710)	(142,591)
Total equity	3,047,534	2,972,656
Total liabilities and equity	$27,613,625	$26,638,173

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Interest income:
Loans	$553,479	$430,048
Investments	1,421	1,947
Cash and cash equivalents	11,553	5,236
Total interest income	566,453	437,231
Interest expense:
Deposits	125,987	77,456
Interest expense on short-term borrowings	1,165	2,393
Interest expense on long-term borrowings	37,020	24,768
Total interest expense	164,172	104,617
Net interest income	402,281	332,614
Less: provisions for credit losses	63,790	53,931
Net interest income after provisions for credit losses	338,491	278,683
Non-interest income:
Gains on derivatives and hedging activities, net	2,763	3,892
Other income	13,378	9,642
Total non-interest income	16,141	13,534
Non-interest expenses:
Compensation and benefits	78,738	68,317
FDIC assessment fees	7,618	8,796
Other operating expenses	53,791	47,853
Total non-interest expenses	140,147	124,966
Income before income tax expense	214,485	167,251
Income tax expense	56,296	40,997
Net income	158,189	126,254
Preferred stock dividends	4,468	3,397
Net income attributable to SLM Corporation common stock	$153,721	$122,857
Basic earnings per common share attributable to SLM Corporation	$0.35	$0.28
Average common shares outstanding	434,574	433,952
Diluted earnings per common share attributable to SLM Corporation	$0.35	$0.28
Average common and common equivalent shares outstanding	438,248	438,977
Dividends per common share attributable to SLM Corporation	$0.03	$—

“Core Earnings” to GAAP Reconciliation

The following table reflects adjustments associated with our derivative activities.

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2019	2018

“Core Earnings” adjustments to GAAP:
GAAP net income	$158,189	$126,254
Preferred stock dividends	4,468	3,397
GAAP net income attributable to SLM Corporation common stock	$153,721	$122,857

Adjustments:
Net impact of derivative accounting(1)	(4,202)	(3,782)
Net tax effect(2)	(1,027)	(919)
Total “Core Earnings” adjustments to GAAP	(3,175)	(2,863)

“Core Earnings” attributable to SLM Corporation common stock	$150,546	$119,994

GAAP diluted earnings per common share	$0.35	$0.28
Derivative adjustments, net of tax	(0.01)	(0.01)
“Core Earnings” diluted earnings per common share	$0.34	$0.27
______
(1) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-market valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. For periods prior to July 1, 2018, “Core Earnings” also exclude the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP, net of tax. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held.